Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, each of the undersigned hereby certifies in his capacity as an officer of Equillium, Inc. (the “Company”), that, to the best of his knowledge:

(1) the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2018, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel M. Bradbury
Daniel M. Bradbury
Chief Executive Officer
(Principal Executive Officer)

Date: March 27, 2019

/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 27, 2019

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Equillium, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.